UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 30, 2007

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Datalink Corporation, a Minnesota corporation, on February 5, 2007 to provide the financial statements of a business acquired pursuant to Item 9.01(a)(4) of Form 8-K and the pro forma information pursuant to Item 9.01(b)(2) of Form 8-K.

ITEM 9.01 — Financial Statements and Exhibits.

(a)                      Financial Statements of Business Acquired.

The financial statements of Midrange Computer Solutions, Inc. (MCSI) are attached hereto as Annex A.

(b)                     Pro Forma Financial Information.

The pro forma financial information for the acquisition of MCSI is attached hereto as Annex B.

(c)                      Exhibits.

Exhibit 23.1 — Consent of McGladrey & Pullen, LLP, independent certified public accountants.

ANNEX A

FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Independent Auditor’s Report

To the Board of Directors

Midrange Computer Solutions, Inc.

Chicago, Illinois

We have audited the accompanying balance sheet of Midrange Computer Solutions, Inc. as of December 31, 2006, and the related statements of income, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midrange Computer Solutions, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Minneapolis, Minnesota

April 11, 2007

MIDRANGE COMPUTER SOLUTIONS, INC.

BALANCE SHEET

(In thousands)

December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$7,623
Accounts receivable, net	7,238
Inventories	240
Deferred maintenance costs	5,668
Inventories shipped but not installed	5,665
Prepaid expenses	49
Total current assets	26,483

Other assets	46
Property and equipment, net	117
Total assets	$26,646

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,513
Accrued expenses and other current liabilities	615
Deferred revenue from customer support contracts	7,286
Payments received from customers in advance of transaction completion	2,722
Total current liabilities	23,136

Stockholders’ equity:
Class A common stock, no par value; 6,500,000 shares authorized; 6,500,000 shares issued and outstanding	—
Class B common stock, no par value; 8,500,000 shares authorized; 4,026,315 shares issued and outstanding	1
Additional paid-in capital	19
Retained earnings	3,490
Total stockholders’ equity	3,510
Total liabilities and stockholders’ equity	$26,646

The accompanying notes are an integral part of these financial statements.

MIDRANGE COMPUTER SOLUTIONS, INC.

STATEMENT OF INCOME

(In thousands)

Year ended
December 31, 2006

Net sales:
Product sales	$42,772
Service	12,323
Total net sales	55,095

Cost of sales:
Cost of product sales	34,777
Cost of services	8,468
Total cost of sales	43,245

Gross profit	11,850

Selling, general and administrative expenses	10,678
Income from operations	1,172

Other income (expenses):
Interest income	238
Other	8
Net income	$1,418

Pro forma amounts as if the Company were a taxable entity (unaudited):
Pro forma income tax expense	$567

Pro forma net income	$851

The accompanying notes are an integral part of these financial statements.

MIDRANGE COMPUTER SOLUTIONS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(In thousands, except share data)

	Common Stock		Additional paid-in	Retained
	Shares	Amount	capital	earnings	Total

Balances, December 31, 2005	10,526,315	$1	$—	$2,072	$2,073
Net income		—	—	1,418	1,418
Compensation expense related to stock options		—	19	—	19
Balances December 31, 2006	10,526,315	$1	$19	$3,490	$3,510

The accompanying notes are an integral part of these financial statements.

MIDRANGE COMPUTER SOLUTIONS, INC.

STATEMENT OF CASH FLOWS

(In thousands)

Year ended
December 31, 2006
Cash flows from operating activities:
Net income	$1,418
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	413
Depreciation	58
Stock-based compensation expense	19
Changes in operating assets and liabilities:
Accounts receivable	(2,995)
Inventories	9,028
Other current assets	(37)
Deferred customer support contract costs/revenues, net	15
Accounts payable	3,457
Advance payments received from customers	(7,168)
Accrued expenses and other liabilities	(2,328)
Net cash provided by operating activities	1,880

Cash flows from investing activities:
Purchase of property and equipment	(89)
Net cash used in investing activities	(89)

Cash flows from financing activities:
Repayment of long-term debt	(12)
Net cash used in financing activities	(12)

Increase in cash and cash equivalents	1,779

Cash and cash equivalents, beginning of period	5,844
Cash and cash equivalents, end of period	$7,623

The accompanying notes are an integral part of these financial statements.

MIDRANGE COMPUTER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Description of Business:

Midrange Computer Solutions, Inc. (the Company) is an independent architect of enterprise-class information storage infrastructures. The Company derives its revenues principally from designing, installing and supporting data storage systems. The Company’s solutions can include hardware products, such as disk arrays, tape systems and interconnection components, and storage management software products. The Company is frequently engaged to provide assistance in the installation of solutions and to provide support services subsequent to the installation. Occasionally, the Company is engaged for consulting services.

2. Summary of Significant Accounting Policies:

Cash and Cash Equivalents:

Cash equivalents consist principally of money market funds are readily convertible to cash and are stated at cost, which approximates fair value. The Company maintains its cash in bank deposit and money market accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable, net:

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

No allowance for doubtful receivables was considered necessary at December 31, 2006.

Concentration of Credit Risk:

During 2006, net sales from our customer, Allstate, accounted for 12.2 percent of total net sales. No other customers comprised more than 10 percent of the Company’s sales in 2006. The balance of accounts receivable for this customer as a percentage of total accounts receivable as of December 31, 2006, is 0.4 percent.

Inventories:

Inventories, including inventories shipped but not installed, principally consist of data storage products and components that are valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) method. Inventories have been reduced by an obsolete and slow-moving reserve of $113,000 at December 31, 2006.

Property and Equipment:

Property and equipment, including purchased software, are stated at cost. Depreciation and amortization are provided by charges to operations using accelerated and straight-line methods, respectively, over the estimated useful lives of the assets (ranging from three to seven years). The costs and related accumulated depreciation and amortization on asset disposals are removed from the accounts, and any gain or loss is included in operations. Major renewals and betterments are capitalized, while maintenance and repairs are charged to current operations when incurred.

December 31, 2006
(In thousands)
Property and equipment
Furniture and fixtures	$89
Office equipment	559
Software	192
840
Less accumulated depreciation	(723)
$117

Stock Options:

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) 123(R), Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors. The awards include employee stock options based on estimated fair values. SFAS 123(R) supersedes APB 25, which we previously applied, for periods beginning in fiscal 2006.

We adopted SFAS 123(R) using the modified prospective transition method for private companies, which requires application of the accounting standard as of January 1, 2006, the first day of our fiscal 2006 year. Our financial statements as of the year ended December 31, 2006, reflect the impact of SFAS 123(R), in accordance with the modified prospective transition method for private companies.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award ultimately expected to vest is recognized as expense over the requisite service period. Share-based compensation expense recognized in our statement of income for the year ended December 31, 2006, includes compensation expense for share-based payment awards granted in 2006. This compensation expense is based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). Share-based compensation expense recognized in the statement of income for 2006 is based on awards ultimately expected to vest. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ materially from those estimates.

For purposes of determining the estimated fair value of share-based payment awards on the date of grant under SFAS 123(R), we used the Black-Scholes Model. The Black-Scholes Model requires the input of certain assumptions that involve judgment. Because our employee stock options have characteristics significantly different from those of publicly traded options, and because changes in the input assumptions can affect the fair value estimate materially, the existing models may not provide a reliable single measure of the fair value of our employee stock options. Management will continue to assess the assumptions and methodologies used to calculate estimated fair value of share-based compensation. Circumstances may change and additional data may become available over time. Such changes could result in modifications to these assumptions and methodologies and thereby materially impact our fair value determination.

Share-based compensation recognized under SFAS 123(R) for 2006 was $19,083. The share-based compensation expense is calculated on a straight-line basis over the vesting periods of the related share-based awards.

As of December 31, 2006, no shares of MCSI common stock were available for further stock awards under our stock option plan. All stock options granted under the plan were made at our estimate of the fair market value. Stock options granted under the plan generally vest over a four-year period.

For purposes of determining estimated fair value under SFAS 123(R), we have computed the estimated fair values of stock options using the Black-Scholes Model. The weighted-average estimated fair value of employee stock options granted was $0.71 per share for 2006. These values were calculated using the Black-Scholes Model with the following weighted-average assumptions:

2006

Expected volatility	94.20%
Risk-free interest rate	5.15%
Expected dividends	—
Expected term (in years)	4

Since we are a private company and there is not a public market for our stock, we based our estimate of expected volatility for awards granted in 2006 on the volatility factors used by a similar public company in our industry. Our risk-free interest rate assumption is based on implied yields of U.S. Treasury zero-coupon bonds having a remaining term equal to the expected term of the employee stock awards. We estimated the expected term consistent with historical exercise and cancellation activity of our previous share-based grants with a ten-year contractual term. We assumed no forfeitures, based on historical experience.

As of December 31, 2006, we have approximately $105,101 of total compensation cost related to non-vested awards not yet recognized. On January 30, 2007, all awards were vested and exercised in connection with the sale of the Company to Datalink Corporation, See Note 7.

Income Taxes:

The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the Internal Revenue Code. Accordingly, no corporate income taxes have been provided for, except for certain state income taxes. Earnings and losses of the Company are reported on the personal income tax returns of the stockholders. The unaudited pro forma income tax expense as presented in the accompanying statement of income was computed using an estimated combined federal and state rate of 40 percent.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include the reserve for doubtful accounts and the reserve for obsolete and slow-moving (excess) inventory. Actual results could differ from those estimates.

Revenue Recognition:

Revenue Recognition. The Company realizes revenue from the design, installation and support of data storage solutions, which may include hardware, software and services. The Company recognizes revenue when it has met its obligations for installation or other services and collectability is reasonably assured.

Product Sales. The Company sells software and hardware products on both a “free-standing” basis without any services and as data storage solutions bundled with its installation and configuration services (bundled arrangements).

Product Sales Without Service. If the Company sells a software or hardware product and does not provide any installation or configuration services with it, the Company recognizes the product revenues upon shipment.

Product Sales With Service. If the Company sells a bundled arrangement, then the Company defers recognizing any revenues on it until the Company finishes its installation and/or configuration work. The Company accounts for the hardware, software and service elements of its bundled arrangements by applying the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9.

Pursuant to the provisions of SOP 97-2, the Company applies contract accounting to its bundled arrangements. In accordance with SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts, the Company applies the completed contract method. Factors the Company has considered in applying the completed contract method of accounting include (i) the relatively short duration of its contracts, (ii) the difficulty of estimating its revenues on a percentage-of-completion method and (iii) its use of acceptance provisions on larger bundled arrangements.

Shipping revenues are recognized as a component of product sales, and shipping expenses are recognized as a component of our cost of products sold.

Service Sales. In addition to installation and configuration services that are part of the Company’s bundled arrangements described above, the Company’s service sales include customer support contracts and consulting services. Service sales for which the Company’s customer has paid the Company or has been invoiced but for which the Company has not yet performed all the applicable services are deferred until such services are completed.

Customer Support Contracts. The Company sells service contracts to most of its customers. These contracts are support service agreements. The Company has an internal support desk that provides integrated customer support services, including configuration and usage assistance, technical advice, and prompt incident detection and resolution. The Company’s technical staff first assists a customer in identifying the source of system problems and in determining whether there is defective hardware or software. If the Company’s customer requires on-site maintenance or repair services, the Company arranges for a service call pursuant to underlying third-party support service agreements the Company has with its hardware and software vendors.

When the Company sells a service contract as part of a bundled arrangement, it uses vendor-specific objective evidence to allocate revenue to the service contract element. In all cases, the Company defers revenues and direct costs resulting from its service contracts and amortizes them into operations over the term of the contracts, which are generally twelve months. The Company is contractually obligated to provide or arrange to provide these underlying support services to its customers in the unlikely event that the hardware or software vendor, or its designee, fails to perform according to the terms of its contact.

Consulting Services. Some of the Company’s customers engage the Company to analyze their existing storage architectures and offer its recommendations. Other customers engage the Company to assist them on-site with extended data storage projects, to support their data storage environments and to help with long-term data storage design challenges. For these types of consulting services that do not include the sale of hardware or software products, the Company recognizes revenues as it performs these services.

Shareholder Agreement:

The shareholders are subject to a shareholder agreement that limits the transfer of shares by the shareholders. In addition, the Company can be required to purchase the shares in the event of termination of employment by the shareholder. The agreement was terminated in connection with sale of the Company to Datalink on January 31, 2007.

3. Borrowing Arrangements:

The Company has a business loan agreement with a bank that provides for borrowings of up to $3,000,000. The agreement is unsecured and interest, which is subject to change from time to time, is based upon the published Wall Street Journal Prime rate (8.25 percent at December 31, 2006). The agreement also provides for certain financial covenants.  The Company was in violation of a covenant as of December 31, 2006.  The Company did not borrow any funds under this agreement in 2006.  This agreement was terminated in connection with the sale of the Company on January 31, 2007.

4. Lease Commitments:

The Company’s corporate headquarters, including the principal technical operations and the integration, assembly and support services operations, are located in an office and warehouse facility in Downers Grove, Illinois. The Company leases small to medium office space at eight additional locations primarily for sales and technical staff. Regional hubs are located within each of the Company’s regions in the East and West. Rent expense charged to operations in 2006 was $241,000.

As of December 2006, future minimum lease payments due under noncancelable operating leases are as follows:

Lease Obligations
(In thousands)
2007	$179
2008	125
$303

5. Employee Benefit Plan:

The Company has a defined contribution retirement plan for eligible employees. Employees may contribute up to 15 percent of their pretax compensation to the 401(k) portion of the plan. No matching contributions have been made by the Company in 2006.

6. Stockholders’ Equity:

Stock Compensation Plans:

Effective January 18, 2000, the Company reserved an aggregate of 800,000 shares of common stock for issuance pursuant to the Company’s 2000 Stock Option Plan (the Incentive Plan). The plan was terminated on January 30, 2007. No further shares were available for grant as of December 31, 2006.

Stock Options:

The following table summarizes activity under the Company’s stock option plans:

	Outstanding Options
	Number of Shares	Range of Exercise Prices	Weighted- Average Exercise Price
Balance, December 31, 2005	625,000	$0.58 - $0.80	$0.66
Options granted	175,000	0.57 - 0.66	0.57
Options exercised	—	—	—
Options cancelled	—	—	—
Balance, December 31, 2006	800,000	$0.57 - $0.80	$0.64

The aggregate intrinsic value of shares outstanding and exercisable at December 31, 2006, was $513,000 and $267,000, respectively. The weighted-average grant date fair value of awards granted during 2006 was $0.71.

Detailed information on the options outstanding under the option plans on December 31, 2006, by price range is set forth as follows:

	Outstanding Options			Exercisable Options
Range of Exercise Price	Number of Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Life	Number of Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Life
$ 0.57 – 0.58	320,000.57		8.2	116,250	$0.58	6.8
0.68 – 0.77	463,000.68		6.1	280,500	0.68	4.6
0.00 - 0.80	17,000.80		4.6	17,000	0.80	4.6
	800,000.64		6.9	413,750	$0.66	5.2

7. Subsequent Events:

Sale of Stock:

Effective January 31, 2007, the stockholders of Midrange Computer Solutions, Inc. sold all of the outstanding shares of the Company’s common stock to Datalink, a publicly held corporation based in Minnesota. Immediately preceding this transaction, the Company declared and paid a cash dividend of $5.0 million.

ANNEX B

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to illustrate the acquisition of MCSI in a transaction to be accounted for as a purchase in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, with Datalink treated as the acquiror. The unaudited pro forma combined condensed balance sheet combines the historical audited consolidated balance sheets of Datalink and MCSI as of December 31, 2006, prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), giving effect to the merger as if it occurred on December 31, 2006. The unaudited pro forma combined condensed statement of operations combine the historical consolidated statements of operations of Datalink and MCSI for the year ended December 31, 2006, prepared in accordance with GAAP, giving effect to the merger as if it occurred as of the beginning of the period presented, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma combined condensed financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, Datalink allocated the purchase price of MCSI using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to MCSI’s business, the assumptions and estimates herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma combined condensed financial statements included herein are preliminary and subject to change. The pro forma financial information does not reflect any potential operating efficiencies. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements, including the related notes, of Datalink and MCSI covering these periods.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET OF DATALINK
CORPORATION AND MIDRANGE COMPUTER SOLUTIONS, INC.

As of December 31, 2006

(In thousands)

			Pro Forma
	Datalink	MCSI	Adjustments		Pro Forma
	(Historical)	(Historical)	Dr. (Cr.) (1)		Combined
Current assets:
Cash and equivalents	$22,900	$7,623	$(5,000	)(a)	$20,273
			(250	)(b)
			(5,000	)(i)
Accounts receivable, net	22,195	7,238	—		29,433
Inventories	1,593	240	—		1,833
Deferred customer support contacts	25,876	5,668	—		31,544
Inventories shipped but not installed	3,502	5,665	—		9,167
Current deferred income taxes	1,442	—	675	(k)	2,117
Other assets	225	49	—		274
Total current assets	77,733	26,483	(9,575)		94,641
Property and equipment, net	1,942	117	179	(c)	2,238
Goodwill	5,500	—	250	(b)	16,573
			1,490	(h)
			9,333	(d)
Intangible assets	—	—	4,338	(e)	4,338
Deferred income taxes	1,320	—	(1,320	)(k)	—
Other assets	354	46	—		400
Total assets	$86,849	$26,646	$4,695		$118,190
Current liabilities:
Accounts payable	$19,753	$12,513	$—		$32,266
Accrued expenses	4,494	615	—		5,109
Sublease reserve, current	360	—	—		360
Deferred revenue	33,472	10,008	(1,210	)(f)	42,270
Total current liabilities	58,079	23,136	(1,210)		80,005
Deferred rent	167	—	—		167
Deferred income tax liability	—	—	415	(k)	415
Sublease reserve, noncurrent	1,281	—	—		1,281
Total liabilities	59,527	23,136	(795)		81,868
Stockholders’ equity:
Common stock	11	1	1	(g)	12
			(1	)(h)
Additional paid-in capital	29,544	19	8,999	(g)	38,543
			(19	)(h)
Retained earnings (deficit)	(2,233)	3,490	1,510	(h)	(2,233)
			(5,000	)(i)
Total stockholders’ equity	27,322	3,510	5,490		35,322
Total liabilities and equity	$86,849	$26,646	$4,695		$118,190

(1)   The letters refer to a description of the adjustments in Note 2.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
OF DATALINK CORPORATION AND MIDRANGE COMPUTER SOLUTIONS, INC.

For the Year Ended December 31, 2006

(In thousands, except per share data)

			Pro Forma		Pro Forma
	Datalink	MCSI	Adjustments		Combined
Revenue	$145,983	$55,095	$—		$201,078
Cost of revenue	107,886	43,245	—		151,131
Gross profit	38,097	11,850	—		49,947

Selling, general and administrative expenses	32,517	10,678	—		43,195
Amortization of purchased Intangible assets	—	—	786	(l)	786
	32,517	10,678	786		43,981

Earnings from operations	5,580	1,172	(786)		5,966

Other income	714	246	—		960
Earnings before taxes	6,294	1,418	(786)		6,926

Income tax benefit (expense)	2,203	—	(253	)(k)	1,950
Net earnings	$8,497	$1,418	$(1,039)		$8,876

Net earnings per common share:
Basic	$0.77				$0.73
Diluted	0.76				0.72

Weighted-average common shares outstanding:
Basic	11,006		1,164	(j)	12,170
Diluted	11,127		1,164	(j)	12,291

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

DATALINK CORPORATION AND MIDRANGE COMPUTER SOLUTIONS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

1.                                      Basis of Pro Forma Presentation

On January 30, 2007, we entered into an Agreement and Plan of Merger (the Merger Agreement) with Midrange Computer Solutions, Inc., an Illinois corporation (MCSI), and its four shareholders, Dan Kalin, Michael Spindler, Wayne Szczepanski and Lodi Vercelli (collectively, the Shareholders). On January 31, 2007, and pursuant to the Merger Agreement, MCSI merged into a wholly owned subsidiary we formed for purposes of the acquisition.

For accounting purposes, the purchase price of MCSI was $14,250,000, consisting of the purchase price of $5,000,000 cash and 1,163,843 shares of our common stock valued at $9,000,000, based upon a stock price of $7.733 per share, and the estimated direct transaction costs to be incurred by Datalink of approximately $250,000 (comprised of financial advisory, legal, accounting and other fees). The $7.733 market price of Datalink stock used in the pro forma calculation of purchase price consideration is the average Datalink common stock price for the period beginning twenty trading days before the closing of the merger.

The following table summarizes the preliminary estimate of the purchase price for MCSI on a purchase accounting basis (in thousands):

Cash and common stock	$14,000
Transaction fees and expenses	250
Estimated total purchase price	$14,250

The purchase consideration was allocated to the assets acquired and liabilities assumed based on the estimated fair value of MCSI’s tangible and intangible assets and liabilities. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined balance sheet based on a third-party valuation.

2.                                      Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to adjust amounts related to MCSI’s net tangible assets. The allocation is preliminary and subject to change for the final allocation of purchase price based upon completion of valuation procedures.

The pro forma adjustments included in the unaudited pro forma combined condensed financial statements are as follows:

(a)       Represents the cash consideration paid in the merger.

(b)       Represents estimated transaction costs for the merger.

(c)       Represents adjustment to record the estimated fair value of MCSI’s property and equipment.

(d)       Represents the adjustment to reflect the preliminary estimate of goodwill.

(e)       Represents the adjustment to intangible assets to reflect the estimated fair value of customer lists and customer order backlog based upon a third-party valuation using the excess earnings method.

(f)        Represents the adjustment to reflect the estimate of the fair value of Datalink’s legal   performance obligations under MCSI’s maintenance and support contracts recorded as deferred revenue in MCSI’s historical financial statements.

(g)       Represents the adjustments to common stock and additional paid-in capital to reflect the issuance of the stock portion on the purchase price equal to 1,163,843 shares at a price of $7.733 per share.

(h)       Adjustments to eliminate MCSI’s historical stockholders’ equity.

(i)        Represents estimated cash distributions to MCSI’s shareholders taken in anticipation of the merger.

(j)        Represents the stock consideration given as part of the merger, as if shares were considered outstanding for the full period shown.

(k)       Assumes MCSI was a C corporation with income taxes provided at a 40 percent effective tax rate. Prior to its acquisition, MCSI was an S corporation and therefore recorded no income tax expense or benefit.

(l)        Represents estimated amortization of identifiable intangible assets based on a preliminary valuation over the estimated useful lives of 2 months to six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 13, 2007

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum, Chief Financial Officer